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                                                                 Exhibit (h)(25)

                     AMENDMENT NO. 3 TO THE CREDIT AGREEMENT


                  AMENDMENT NO. 3 TO THE CREDIT AGREEMENT (this "Amendment"), dated as of March 26, 2002, among THE GALAXY FUND, THE GALAXY VIP FUND, and GALAXY FUND II (each a "Fund" and, collectively, the "Funds") on behalf of the separate mutual fund portfolios listed, under the name of the Fund of which such portfolio is a portfolio, on Schedule I (as amended by this Amendment) to the hereinafter defined Credit Agreement (each such portfolio, including, without limitation, the New Borrower (as defined below), a "Borrower" and, collectively, the "Borrowers"), the banks party to the Credit Agreement on the date hereof (each a "Bank" and, collectively, the "Banks"), DEUTSCHE BANK ALEX. BROWN INC., as Arranger and Documentation Agent, DANSKE BANK A\S, as Syndication Agent, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (together with the Arranger and Documentation Agent and the Syndication Agent, the "Agents"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :


                  WHEREAS, the Funds on behalf of the respective Borrowers, the Banks and the Agents are parties to a Credit Agreement, dated as of December 29, 1999, as amended by Amendment No. 1, dated as of December 27, 2000, and by Amendment No. 2, dated as of March 27, 2001 (as amended, the "Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. Pursuant to Section 1.14 of the Credit Agreement, each of the parties hereto hereby consents to the inclusion of Pennsylvania Municipal Bond Fund as an Additional Borrower (the "New Borrower") under the Credit Agreement, and the execution and delivery of this Amendment by The Galaxy Fund shall be deemed to be the execution and delivery of a counterpart to the Credit Agreement on behalf of such New Borrower.

                  2. In accordance with Section 1.14 of the Credit Agreement, The Galaxy Fund shall deliver to each of the Banks and the Administrative Agent, (a) on the Third Amendment Effective Date (as hereinafter defined), a certification by an authorized officer of such Fund that (i) the representations, warranties and agreements of the Borrowers contained in Section 6 of the Credit Agreement are true and correct as if made on the date of such certification and on the date when the New Borrower becomes a Borrower under the Credit Agreement and (ii) no Default or Event of Default has occurred and is continuing or will occur as a result of the New Borrower becoming a Borrower under the Credit Agreement and (b) on or before the Third Amendment Effective Date, true and correct copies of the most recent audited and unaudited financial statements of the New Borrower. In addition, the New Borrower shall deliver to the

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Administrative Agent certified copies of documents relating to the New Borrower of the type referred to in Section 4.05 of the Credit Agreement.

                  3. In accordance with Section 1.14 of the Credit Agreement, on and as of the Third Amendment Effective Date, the New Borrower shall become a "Borrower" under, and for all purposes of, the Credit Agreement and the other Credit Documents.

                  4. The New Borrower agrees to deliver to each of the Banks, promptly following the Third Amendment Effective Date, a Form FR U-1 certificate in the form of Exhibit E to the Credit Agreement (appropriately completed), which certificate shall be dated the date hereof.

                  5. On the Third Amendment Effective Date, the definition of "Expiry Date" in Section 10.01 of the Credit Agreement shall be amended by deleting the text "March 26, 2002," and inserting in lieu thereof the text "March 25, 2003,".

                  6. On the Third Amendment Effective Date, the definition 1of "Form FR U-1" in Section 10.01 of the Credit Agreement shall be amended by deleting such definition in its entirety and inserting in lieu thereof the following definition:

                  " "Form FR U-1" means an appropriately completed certificate on Federal Reserve Form U-1 (Statement of Purpose for an Extension of Credit Secured by Margin Stock) or on such successor form as may be required under Regulation U as in effect on the date when such certificate is required to be delivered.".

                  7. On the Third Amendment Effective Date, the Credit Agreement shall be amended by deleting Schedule I thereto in its entirety and replacing it with Exhibit A attached hereto.

                  8. In order to induce the Banks and the Agents to enter into this Amendment, each of the Borrowers hereby represents and warrants that
(a) no Default or Event of Default exists or will exist as of the date hereof and after giving effect to this Amendment and (b) as of the date hereof, after giving effect to this Amendment, all representations, warranties and agreements of the Borrowers contained in the Credit Agreement will be true and correct in all material respects.

                  9. This Amendment is limited precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Credit Agreement, any other Credit Document or any of the instruments or agreements referred to therein, or prejudice any right or rights that the Banks, the Agents or any of them may now have or may have in the future under or in connection with the Credit Agreement, any other Credit Document or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of the Credit Agreement shall continue in full force and effect. On and after the Third Amendment Effective Date, whenever the Credit Agreement is referred to in the Credit Agreement, any other Credit Document or any of the instruments, agreements or other documents executed and delivered in connection therewith, it shall be deemed to be a reference to the Credit Agreement as amended hereby.

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                  10.      This Amendment may be executed in any number of
counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Agents.

                  11. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  12. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when the Borrowers, the Agents, and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent.

                                     * * * *

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                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered on its behalf of as of the date first above written.


                                                      THE GALAXY FUND, on
                                                      behalf of the
                                                         Borrowers listed on
                                                      Schedule I-A
                                                         to the Credit
                                                      Agreement, as amended



                                                      By /s/ William Greilich
                                                         Name: William Greilich
                                                         Title: Vice President


                                                      THE GALAXY VIP FUND, on
                                                         behalf of
                                                         the Borrowers listed
                                                         on Schedule I-B
                                                         to the Credit
                                                      Agreement, as amended



                                                      By /s/ William Greilich
                                                         Name: William Greilich
                                                         Title: Vice President


                                                      GALAXY FUND II, on behalf
                                                      of the
                                                         Borrowers listed on
                                                      Schedule I-C
                                                         to the Credit
                                                      Agreement, as amended



                                                      By /s/ William Greilich
                                                         Name: William Greilich
                                                         Title: Vice President

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                                                      DEUTSCHE BANK AG, NEW YORK
                                                         BRANCH, as
                                                         Administrative Agent


                                                      By /s/ Gayma Z. Shivnarain
                                                         Name: Gayma Z.
                                                      Shivnarain
                                                         Title: Director


                                                      By /s/ Dirk Schumann
                                                         Name: Dirk Schumann
                                                         Title: Vice President


                                                      DEUTSCHE BANK ALEX. BROWN
                                                      INC.
                                                         as Arranger and
                                                      Documentation Agent


                                                     By /s/ Gayma Z. Shivnarain
                                                        Name: Gayma Z.
                                                     Shivnarain
                                                        Title: Director


                                                     By /s/ Dirk Schumann
                                                        Name: Dirk Schumann
                                                        Title: Vice President


                                                     DEUTSCHE BANK AG, NEW YORK
                                                        BRANCH


                                                     By /s/ Gayman Z.
                                                     Shivnarain
                                                        Name: Gayma Z.
                                                     Shivnarain
                                                        Title: Director


                                                     By /s/ Dirk Schumann
                                                        Name: Dirk Schumann
                                                        Title: Vice President

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                                                     DANSKE BANK A\S
                                                        as Syndication Agent


                                                     By /s/ George Neofitidis
                                                        Name: George Neofitidis
                                                        Title: Vice President

                                                     By /s/ George B. Wendell
                                                        Name: George B. Wendell
                                                        Title: Vice President


                                                     DANSKE BANK A\S


                                                     By /s/ George Neofitidis
                                                        Name: George Neofitidis
                                                        Title: Vice President

                                                     By /s/ George B. Wendell
                                                        Name: George B. Wendell
                                                        Title: Vice President

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                                                                       EXHIBIT A

                                                                      SCHEDULE I


                                    BORROWERS

I-A.     THE GALAXY FUND

         Asset Allocation Fund
         Equity Value Fund
         Equity Income Fund
         Equity Growth Fund
         International Equity Fund
         Small Company Equity Fund
         Growth and Income Fund
         Small Cap Value Fund
         Strategic Equity Fund
         Intermediate Government Income Fund
         High Quality Bond Fund
         Short-Term Bond Fund
         Corporate Bond Fund
         Tax-Exempt Bond Fund
         New York Municipal Bond Fund
         Connecticut Municipal Bond Fund
         Massachusetts Municipal Bond Fund
         Rhode Island Municipal Bond Fund
         New Jersey Municipal Bond Fund
         Florida Municipal Bond Fund
         Intermediate Tax-Exempt Bond Fund
         Connecticut Intermediate Municipal Bond Fund
         Massachusetts Intermediate Bond Fund
         Growth Fund II
         Pan Asia Fund
         Pennsylvania Municipal Bond Fund


I-B.     THE GALAXY VIP FUND

         Asset Allocation Fund
         Equity Fund
         Growth and Income Fund
         High Quality Bond Fund
         Small Company Growth Fund
         Columbia Real Estate Equity Fund II
         Columbia High Yield Fund II

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                                                                       Exhibit A
                                                                      Schedule I
                                                                          Page 2


I-C.     GALAXY FUND II

         Small Company Index Fund
         Large Company Index Fund
         Utility Index Fund
         U.S. Treasury Index Fund
         Municipal Bond Fund